Exhibit 10.5

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

April 10, 2007

Continental Stock Transfer & Trust Company

17 Battery Place 8th Floor

New York, NY 10004

Attention: William Seegraber

RE:         ISONICS CORPORATION

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Isonics Corporation, a California corporation (the “Company”), and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”).  Pursuant to the Securities Purchase Agreement, the Company (and subject to the terms and conditions of the Securities Purchase Agreement) have sold to the Buyers, and the Buyers have purchased from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of Two  Million Dollars ($2,000,000), plus accrued interest, which are convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”) in accordance with the terms of the Debentures.  The Company has also issued to the Buyer a  warrant to purchase an aggregate of 250,000 shares of Common Stock (the “Warrant Shares”), at the Buyer’s discretion (the “Warrant”).

These instructions relate to stock issuances or transfers of not more than a total  2,276,617  shares of the Company’s Common Stock unless and until the Company obtains shareholder approval for the issuance of a greater number of shares of Common Stock as contemplated in Section 4(o) of the Securities Purchase Agreement thereafter up to and 250,000 Warrant Shares of Common Stock thereafter up to:

1.                                       10,000,000 shares of Common Stock to be issued to the Buyers upon conversion of the Debentures (“Conversion Shares”).

2.                                       Shares of Common Stock to be issued to the Buyers upon conversion of accrued interest and liquidated damages into Common Stock if the Company has elected to pay such accrued interest under the Convertible Debentures (“Interest”) and/or liquidated damages under the Investor’s Registration Rights Agreement dated the date hereof by and between the Company and the Buyer (“Liquidated Damages”) in shares of the Company’s Common Stock as calculated in the Convertible Debenture and the Investor’s Registration Rights Agreement, respectively (the “Interest Shares” and the “Liquidated Damages Shares”).

3.                                       Up to 250,000 Warrant Shares.

This letter shall serve as our irrevocable authorization and direction to Continental Stock Transfer and Trust Company (the “Transfer Agent”) to do the following (provided that you are acting as Transfer Agent of the Company at such time):

1.               Delivery of Conversion Notice or Exercise Notice and Exercise Price.

a.               Delivery of Conversion Notice.  In all cases where the Buyer intends to convert a portion or all of the principal amount of the Debentures, the Buyer must deliver to the Company via facsimile or electronic mail to the Company a properly completed and duly executed Conversion Notice (the “Conversion Notice”) in the form attached as Exhibit A to the Debentures.

b.              Delivery of an Exercise Notice and Exercise Price.  In all cases where the Buyer intends to exercise a portion or all of the Warrants, the Buyer must deliver to the Company via facsimile or electronic mail to the Company a properly completed and duly executed Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrants as well the Exercise Price for the Warrants being exercised, if being exercised on a cash basis, via wire transfer of good and immediately available funds to such instructions provided by the Company.

c.               In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares, the Warrant Shares, the Liquidated Damages (if elected by the Company to be paid in Common Stock), or the Interest Shares (if elected by the Company to be paid in Common Stock of the Company) (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes David Gonzalez, Esq. as counsel to the Buyer, or such other counsel to the Buyer chosen by the Buyer and designated by the Buyer in writing to the Transfer Agent with a copy to the Company, to render such opinion.  The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares, the Warrant Shares, the Liquidated Damages, or the Interest Shares.

2.               Conversions, Warrant Exercises, and Issuance of Liquidated Damages Shares or Interest Shares at the Instruction of the Company.  The Transfer Agent shall deliver Conversion Shares, Warrant Shares, Liquidated Damages Shares or Interest Shares (if the Company has elected to make such payments by the issuance of Shares of the Company’s Common Stock) (as the case may be) in accordance with the instructions given to it by the Company.  Since the Transfer Agent participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent shall credit the Conversion Shares, the Warrant Shares, Liquidated Damages Shares or Interest Shares to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided that the Company is an eligible security and further provided that the Buyer causes its bank or broker to initiate the DWAC transaction, unless the Conversion Shares,  the Warrant Shares Liquidated Damages Shares or Interest Shares to be issued are in physical stock certificate form or restricted securities’ as that term is defined in Rule 144.  When delivering physical stock certificates or restricted securities, the Transfer Agent shall issue and deliver via common carrier of overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice (as the case may be) a certificate registered in the name of the Buyer or its designees for the Conversion Shares, the Warrant Shares, Liquidated Damages Shares or Interest Shares (as the case may be) and if “restricted securities” shall impose its normal legend on such certificate.

3.               Failure to Deliver.  If the Buyer has failed to receive the Conversion Shares, the Warrant Shares, Liquidated Damages Shares or Interest Shares within three (3) Trading Days of delivery of a Conversion Notice or Exercise Notice (as the case may be) as required by the Warrants or the Debentures or within three (3) Trading Days of the Company’s notification to the Buyer of its election to pay Liquidated Damages and/or Interest in shares of the Company’s Common Stock or failure to receive notification from the Company of its election to pay Liquidated Damages or Interest in cash or shares of the Company’s Common Stock within three (3) Trading Days of such Liquidated Damages or Interest being due (a “Failure to Timely Deliver”), the Buyer may provide written notification to the Company and to the Transfer Agent describing such failure (“Notice of Failure to Timely Deliver”) as set forth in Exhibit A attached hereto.  Upon such notification, the Company irrevocably appoints David Gonzalez as its agent to instruct the Transfer Agent for all pending and future deliveries of Conversion Notices, Exercises Notices, issuances of Liquidated Damages Shares and/or Interest Shares.

The Notice of Failure to Timely Deliver and must set forth at least the following:

a.               A certification that the Buyer delivered the Conversion Notice or the Exercise Notice and Exercise Price to the Company as contemplated in paragraph 1, above and/or that the Company has elected to pay Liquidated Damages and/or Interest in shares of the Company’s Common Stock or has failed to advise the Buyer of its election to pay Liquidated Damages and/or Interest in cash or shares of the Company’s Common Stock within three (3) Trading Days of such Liquidated Damages or Interest being due.

b.              The circumstances surrounding the Failure to Timely Deliver, including the date that the Buyer delivered the Conversion Notice to the Company (or in the case of a Warrant, the Exercise Notice and full payment for the Warrant Shares if exercised on a cash-basis), the date the Company notified or failed to notify the Buyer, the Buyer of its election to pay Liquidated Damages and/or Interest in shares of the Company’s Common Stock or and a statement that all of the requirements of the Debenture (as to a Conversion Notice) or the Warrant (as to an Exercise Notice) or the payment of Liquidated Damages, or Interest were met,;

c.               The date by which delivery was to have been made in accordance with the terms of the Debenture, the Investor’s Registration Rights Agreement or the Warrant or the election of the Company to pay Liquidated Damages or Interest in shares of the Company’s Common Stock;

d.              A certification that the Conversion Shares, Warrant Shares, Liquidated Damages Shares, or Interest Shares have not been delivered to the Buyer;

e.               A certification that the Buyer has sent a copy of the Notice of Failure to Timely Deliver to the Company; and

f.                 And be duly executed by the Buyer’s whose signature shall be notarized.

The Transfer Agent is entitled to rely on the Notice of Failure to Timely Deliver from the Buyer.

4.              Already Delivered Conversion Notices, Exercises Notices or Elections to Pay Liquidated Damages or Interest in Shares of the Company’s Common Stock.  If the Transfer Agent receives a Notice of Failure to Deliver for a Conversion Notice or Exercise Notice that has been delivered to the Company (with full payment of, in the case of an Exercise Notice on a cash basis), Liquidated Damages Shares or Interest Shares where the Company has elected to pay Liquidated Damages Shares or Interest Shares, the Buyer, through David Gonzalez, shall be entitled to instruct the Transfer Agent to process such Conversion Notice or Exercise Notice, issue the Liquidated Damages Shares or the Interest Shares, in accordance with the terms of these instructions, with regard to the relevant Conversion Notice or Exercise Notice to deliver the Conversion Shares or Warrant Shares or Liquidated Damages Shares or Interest Shares as set forth in the Notice of Failure to Timely Deliver within two (2) Trading Days of such notification from the Buyer.  For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Stock Market is open for customary trading.

5.               Future Conversion Notices and/or Exercise Notices or Issuances of Liquidated Damages Shares or Interest Shares (if elected by the Company).  All such Conversion Notices and/or Exercise Notices or requests for issuances of Liquidated Damages Shares of Interest Shares following the date that the Transfer Agent has received a Notice of Failure to Timely Deliver shall be delivered by David Gonzalez to the Transfer Agent and the Company, via facsimile or electronic mail or any commercially reasonable method, along with an opinion of counsel either from David Gonzalez, Esq. or such other Buyer’s counsel as may be designated by the Buyer in writing to the Transfer Agent with a copy to the Company if applicable,

(“Instructions and Opinion”) regarding either the availability of an exemption from registration for the Conversion Shares, Warrant Shares, Liquidated Damages Shares or Interest Shares to be delivered, whether the Conversion Shares, Warrant Shares, the Liquidated Damages Shares or Interest Shares to be issued should bear a restrictive legend, and that the issuance of the Conversion Shares, Liquidated Damages Shares, Interest Shares, or the Warrant Shares is in accordance with the terms of the Debentures or the Warrants, as appropriate.  No later than on the sixth (6th) Trading Day following the Transfer Agent’s receipt of the Instructions and Opinion (or, if later, the sixth (6th) Trading Day following the date that Mr. Gonzalez has sent a copy of the Instructions and Opinion to the Company), the Transfer Agent shall (i) issue and deliver the Conversion Shares, the Warrant Shares, Liquidated Damages Shares or Interest Shares (as applicable) as specified in the Instructions and Opinion.  The Transfer Agent shall deliver Conversion Shares, the Liquidated Damages Shares, Interest Shares or Warrant Shares (as the case may be) in accordance with the instructions given to it in the Instructions.  Since the Transfer Agent participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent shall credit the Conversion Shares, Liquidated Damages Shares, Interest Shares or the Warrant Shares to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Buyer causes its bank or broker to initiate the DWAC transaction, unless the Conversion Shares or the Warrant Shares to be issued are ‘restricted securities’ as that term is defined in Rule 144.  When delivering restricted securities, the Transfer Agent shall issue and deliver via common carrier of overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice (as the case may be) a certificate registered in the name of the Buyer or its designees for the Conversion Shares or the Warrant Shares (as the case may be) and shall impose its normal legend on such certificate.

The Company hereby irrevocably and expressly authorizes David Gonzalez, Esq. as counsel to the Buyer, or such other counsel to the Buyer chosen by the Buyer, to render such Instructions and Opinion and the Transfer Agent shall accept and be entitled to rely on such Instructions and Opinion for the purposes of issuing the Conversion Shares, Liquidated Damages Shares, Interest Shares and Warrant Shares.

Any Conversion Notice, Exercise Notice or instruction to issue Liquidated Damages Shares or Interest Shares delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof.

6.               All Shares.

a.               The Transfer Agent shall reserve for issuance to the Buyers a minimum of 2,276,617  Conversion Shares and 250,000 Warrant Shares.  Following approval by the shareholders of the issuance of shares of the Company’s Common Stock in excess of 19.99% of the Company’s outstanding shares of Common Stock upon conversion of the Debentures and exercise of the Warrants (to be authorized by the shareholders of the Company no later than

November 30, 2007), the Transfer Agent shall, upon direction by the Company, reserve for issuance to the Buyers a minimum of 10,000,000 Conversion Shares and 250,000 Warrant Shares.  All such shares shall remain in reserve with the Transfer Agent until the Company and the Buyers provides the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

b.              The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein.  The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

The Company hereby confirm to the Transfer Agent and the Buyers that certificates representing the Conversion Shares and Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that such shares are registered pursuant to an effective Registration Statement and counsel to the Company has delivered a notice of effectiveness and opinion of effectiveness to the Transfer Agent.  Should the Conversion Shares, Warrant Shares, Liquidated Damages Shares, Interest SAhres not be registered or otherwise “restricted securities” Counsel to the Company will provide an opinion to the Transfer Agent that the issuance is an exempt transaction under the Securities Act of 1933, as amended.  In the event that Counsel to the Company fails or refuses to deliver a notice of effectiveness, opinion of effectiveness, or opinion as to the exemption of transaction under the Securities Act of 1933, as amended, the Company irrevocably and expressly authorizes David Gonzalez as counsel to the Buyer, or such other counsel as may be designated by the Buyer in writing to the Transfer Agent with a copy to the Company, to deliver and the Transfer Agent shall accept and be authorized to rely on such notice of effectiveness,  opinion of effectiveness, or  such opinion of exemption delivered by David Gonzalez or such other counsel.

  The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyers.

In the event that the Transfer Agent resigns as transfer agent to the Company, the Company shall use its best efforts to obtain a suitable replacement transfer agent, within thirty (30) calendar days of the Transfer Agent’s resignation, which agent shall have agreed to serve as transfer agent and to be bound by the terms and conditions of these Transfer Agent Instructions within the Notice Period referenced above.  The Company’s obligation to obtain a suitable replacement transfer agent shall not affect the Transfer Agent’s  ability to resign

  The Company hereby acknowledges and confirms that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company acknowledges that the Buyers is relying on the representations and covenants made by the Company hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase Agreement.  The Company further acknowledges that without such representations and covenants of the Company made hereunder, the Buyers would not purchase the Debentures.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

Isonics Corporation

By:
Name: John Sakys
Title: President & Interim Chief Executive Officer

David Gonzalez, Esq.

Continental Stock Transfer and Trust Company

By:
Name: William Seegraber
Title:

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyers

Cornell Capital Partners, L.P.	By: Yorkville Advisors, LLC	101 Hudson Street — Suite 3700
	Its: Investment Manager	Jersey City, NJ 07303
Facsimile:(201) 985-8266

By:
Name: Mark Angelo
Its: Portfolio Manager

EXHIBIT A

Notice of Failure to Timely Deliver

Continental Stock Transfer and Trust Company

17 Battery Place 8th Floor

New York, NY 10004

Attention: William Seegraber

Dear Mr. Seegraber,

Please accept this notification of Cornell’s Notice of Failure to Timely Deliver pursuant to the Irrevocable Transfer Agent Instructions dated April  __, 2007 (the “Irrevocable transfer Agent Instructions”).

Pursuant to the Irrevocable Transfer Agent Instructions we the Buyer delivered [the Conversion Notice or the Exercise Notice and Exercise Price] to the Company as contemplated Irrevocable Transfer Agent Instructions or [the Company elected to pay Liquidated Damages and/or outstanding and accrued interest in shares of the Company’s Common Stock or has failed to advise the Buyer of its election to pay Liquidated Damages and/or Interest in cash or shares of the Company’s Common Stock by             which is three (3) Trading Days from the date such Liquidated Damages or Interest was due and owed].

We delivered the Conversion Notice to the Company (or in the case of a Warrant, the Exercise Notice and full payment for the Warrant Shares if exercised on a cash-basis), on                .

[The Company notified or failed to notify the Buyer, the Buyer of its election to pay Liquidated Damages and/or Interest in shares of the Company’s Common Stock by                  . ]

We certify that all of the requirements of the Debenture and/or the Warrant (as to an Exercise Notice) or the payment of Liquidated Damages, or Interest have been were met.

The [Conversion Shares, Liquidated Damages Shares, Interest Shares or the Warrant Shares  were due to be delivered by                     .

The Company has failed to elect to pay Liquidated Damages or Interest in shares of the Company’s Common Stock by                     ;

A certification that the Conversion Shares, Warrant Shares, Liquidated Damages Shares, or Interest Shares have not been delivered to the Buyer;

Therefore we irrevocably direct you to deliver the [Conversion Shares, Liquidated Damages Shares, Interest Shares, Warrant Shares] to us via [Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent to the our balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) or issue and deliver via common carrier of overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice (as the case may be) a certificate along with restrictive legends registered in the name of the Buyer or its designees for the Conversion Shares, Liquidated Damages Shares, Interest Shares  or the Warrant Shares (as the case may be).

We are hereby simultaneously delivering this Notice of Failure to Timely Deliver to the Company.

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:
Name: Mark Angelo
Title: Portfolio Manager

State of New Jersey
County of Hudson

On this day of , 2007 appeared before me
who is personally known to me and executed the foregoing document.

By:
Name: